UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

IMPACT BIOMEDICAL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42212	85-3926944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Broadfield Blvd., Suite 130 Houston, TX	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Debt Conversion Agreement

On July 21, 2025, Impact BioMedical Inc. (the “Company” or “Borrower”) entered into a Debt Conversion Agreement with DSS, Inc. (“DSS” or “Lender”), pursuant to that certain loan made on March 31, 2023, by the Lender in the form of a revolving promissory note in the original amount of $12,000,000 (the “Original Note”), which was amended on January 18, 2024 to (i) extend the maturity date of the Loan to September 30, 2023, (ii) eliminate any advance feature under the terms of the Original Note, (iii) establish specific repayment terms of the Loan balance, and (v) to amend the interest rate to a market rate of interest (WSJ Prime + 0.5%).

In connection with the above, the Company and DSS have agreed to settle the outstanding Debt owed to DSS, in which the Borrower shall issue to the Lender 31,939,778 shares of freely tradeable common stock of the Company, par value $0.001 per share (the “Shares”) in full and final satisfaction of the Original Note and any amendments thereto and all amounts owed thereunder as of the closing of the transaction, and any and all additional financial or operations support, credit, or services extended by the Lender of its affiliates to Borrower between June 21, 2025 and the transaction closing date.

The foregoing summary of the terms of the Debt Conversion Agreement is qualified in its entirety by reference to the text of the Debt Conversion Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Agreement to Convert Debt to Equity and other Considerations, dated July 21, 2025
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

IMPACT BIOMEDICAL INC.

Date: July 25, 2025	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer